UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On May 17, 2016, Seacoast Banking Corporation of Florida issued the following press release.

ALL THREE LEADING PROXY ADVISORY FIRMS RECOMMEND SEACOAST BANKING CORPORATION SHAREHOLDERS VOTE “FOR” ALL NOMINEES AND PROPOSALS AT 2016 ANNUAL MEETING

STUART, Fla., May 17, 2016 -- Seacoast Banking Corporation of Florida ("Seacoast" or “Company”) (NASDAQ: SBCF) today announced that each of the world’s three leading independent proxy advisory firms – Institutional Shareholder Services Inc., Glass Lewis & Co., and Egan Jones – have recommended that Seacoast shareholders vote “FOR” all proposals included in the Company's definitive proxy statement for the Company's 2016 Annual Meeting of Shareholders scheduled to be held on Tuesday, May 24, 2016.

The supported proposals scheduled for a vote at the Annual Meeting comprise:

1.	Re-elect five Class II directors, Dennis J. Arczynski, Maryann Goebel, Roger O. Goldman, Dennis S. Hudson, Jr. and Thomas E. Rossin.

2.	Approve a proposal to reappoint Crowe Horwath LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2015, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2016.

3.	Approve the compensation of our named executive officers, as disclosed in the Proxy Statement pursuant to the compensation rules of the SEC. This Proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Shareholders who need assistance in voting their shares or have questions may contact the Company’s proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.0 billion in assets and $3.2 billion in deposits as of March 31, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 53 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Additional Information and Where to Find It

Seacoast, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Seacoast’s shareholders in connection with its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Seacoast’s definitive proxy statement, filed with the SEC on April 7, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

Seacoast has filed a definitive proxy statement in connection with the 2016 Annual Meeting. SEACOAST SHAREHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY SEACOAST WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Seacoast by directing a request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.